EXHIBIT 5.2



                             PIPER & MARBURY
                                  L.L.P.
                           CHARLES CENTER SOUTH                     WASHINGTON
                          36 SOUTH CHARLES STREET                    NEW YORK
                       BALTIMORE, MARYLAND 21201-3018              PHILADELPHIA
                               410-539-2530                           EASTON
                            FAX: 410-539-0489



                               November 21, 1997


Chateau Communities, Inc.
CP Limited Partnership
6430 South Quebec Street
Englewood, Colorado  80111

                      REGISTRATION STATEMENT OF FORM S-3

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Chateau Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (Registration Number 333-_____) of the Company and CP Limited Partnership, a Maryland limited partnership (the "Operating
Partnership"), filed with the Securities and Exchange Commission (the "Commission") on November 21, 1997 (the "Registration Statement"), including the prospectus incorporated therein, under Rule 462(b) under the Act by reference to the Registration Statement (Registration Numbers 333-4544 and 333-4544-01) of the Company and the Operating Partnership (the "Prospectus"), for offering by the Operating Partnership from time to time of up to $20,000,000 aggregate initial offering price of non-convertible debt securities (the "Debt Securities"), which may be guaranteed by unconditional and irrevocable guarantees thereof by the Company (the "Guarantees"). The Debt Securities and the Guarantees are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In our capacity as special Maryland counsel, we have reviewed the following:

          (a)  The Registration Statement;

          (b) The Charter, certified by the Department of Assessments and Taxation of the State of Maryland (the "Department"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company;

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                                                       Piper & Marbury
                                                                        L.L.P.

Chateau Communities, Inc.
November 21, 1997
Page 2




          (c) The Charter, certified by the Department, and By-Laws, as amended and restated and in effect on the date hereof, of ROC Communities, Inc., a Maryland corporation and a wholly owned subsidiary of the Company (the "Subsidiary Company");

          (d) The Amended and Restated Agreement of Limited Partnership, as amended and restated and in effect on the date hereof (the "Partnership Agreement"), and the related Certificate of Limited Partnership, certified by the Department, of the Operating
     Partnership;


          (e)  The Prospectus;

          (f) Short-form good standing certificates for the Company, the Subsidiary Company, and the Operating Partnership, dated November 20, 1997, issued by the Department;

          (g) An Officer's Certificate (the "Certificate") of the Company and the Subsidiary Company, dated the date hereof, as to certain factual matters; and

          (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In our examination of the aforesaid documents, we have assumed, withut independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

     We further assume that:

          (a)  The issuance, sale, amount, and  terms  of the Securities

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                                                       Piper & Marbury
                                                                        L.L.P.

Chateau Communities, Inc.
November 21, 1997
Page 3




     to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

          (b) The issuance, sale, amount, and terms of the Debt Securities to be offered from time to time by the Operating Partnership will be authorized and determined by proper action of the Board of Directors of the Company and the Subsidiary Company, the general partners of the Operating Partnership, (each, a "Partnership" Action") in accordance with the Partnership Agreement, the Charter and By-Laws of both the Company and the Subsidiary Company, and applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, the Company, or the Subsidiary Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Operating Partnership, the Company, and the Subsidiary Company.

          (c) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Partnership Agreement and applicable Maryland law.

          (d) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Partnership Agreement, and applicable Maryland law.

          (e) Any Guarantees will be evidenced by a valid and legally binding agreement or other instrument (each, a "Guaranty Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, will be executed and delivered upon the issuance and sale of the Guarantees and the related Debt Securities, and will comply with the Indenture, the Charter and By-Laws of the Company, and applicable Maryland law.

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                                                       Piper & Marbury
                                                                        L.L.P.

Chateau Communities, Inc.
November 21, 1997
Page 4




          (f) The underwriting agreements for offerings of the Debt Securities and the Guarantees (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

          (g) To the extent that the obligations of the Operating Partnership under any Debt Securities or related Indenture or of the Company under any Guaranty Agreement may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with all applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

          (h) The Board of Directors of the Company has approved resolutions (i) relating to the Company's authorization of the filing of the Registration Statement and (ii) on behalf of the Operating Partnership as a general partner thereof, relating to its authorization of the filing of the Registration Statement and the form of the Indenture.

          (i) The Board of Directors of the Subsidiary Company has approved resolutions, on behalf of the Operating Partnership as a general partner thereof, relating to its authorization of the filing of the Registration Statement and the form of the Indenture.

     Based upon and subject to the foregoing, we are of the opinion and advise you that, as of the date hereof:

          1. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Partnership Action, the terms of the Indenture, the Partnership Agreement, and applicable Maryland law, and, upon execution,

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                                                       Piper & Marbury
                                                                        L.L.P.

Chateau Communities, Inc.
November 21, 1997
Page 5




     issuance, and delivery of debentures, notes, and/or other evidences of indebtedness for such series of the Debt Securities against payment therefor in accordance with the terms and provisions of such Partnership Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership.

          2. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Partnership Action, the terms of the Indenture, the Partnership Agreement, and applicable Maryland law, when the related Guarantees has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Company's Charter and By-Laws, and applicable Maryland law and, upon execution, issuance, and delivery of the Guaranty Agreements against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Company.

     The opinion stated herein relating to the validity and binding nature of obligations of the Company or the Operating Partnership is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     The opinion expressed above is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland.

     We  hereby  consent  to the filing of this opinion with the Commission  as
Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. We further consent to the reliance on this opinion by Rogers & Wells in rendering their opinion to the Company and the Operating Partnership in connection with the filing of the Registration Statement. The opinion expressed above is limited

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                                                       Piper & Marbury
                                                                        L.L.P.

Chateau Communities, Inc.
November 21, 1997
Page 6





to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                                Very truly yours,

                                                /S/ Piper & Marbury L.L.P.